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Exhibit 23.1

Consent of Ernst & Young LLP, Independent Auditors

        We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1996 Stock Plan of VCampus Corporation of our report dated March 15, 2002, except for Note 17, as to which the date is March 27, 2002, with respect to the consolidated financial statements and schedule of VCampus Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

McLean, Virginia
June 24, 2002

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  Exhibit 23.1
Consent of Ernst & Young LLP, Independent Auditors